                                                                    Exhibit 99.1

  THE RESTATED FINANCIAL STATEMENTS SHOWING VIALTA AS A DISCONTINUED OPERATION

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of ESS Technology, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of ESS Technologies, Inc. and its subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Jose, California
January 21, 2001, except for Note 2,
as to which the date is April 21, 2001

                              ESS TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                          DECEMBER 31,
                                                                   ------------------------        JUNE 30,
                                                                      1999         2000              2001
                                                                   ---------      ---------       ---------
                                                                                                 (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                        $  40,413      $  25,715       $  59,988
  Short-term investments                                              28,274         33,123          12,579
  Accounts receivable, net                                            34,571         51,884          37,518
  Inventories                                                         42,347         98,940          60,543
  Deferred income taxes                                               10,244              -               -
  Prepaid expenses and other current assets                            2,183          2,780           2,303
  Net assets of discontinued operation                                60,780         46,131          29,066
                                                                   ---------      ---------       ---------
       Total current assets                                          218,812        258,573         201,997
Property, plant and equipment, net                                    40,344         31,081          27,294
Other assets                                                           7,766          4,737           5,810
                                                                   ---------      ---------       ---------
       Total assets                                                $ 266,922      $ 294,391       $ 235,101
                                                                   =========      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                 $  44,681      $  37,657       $   9,559
  Accrued expenses                                                    26,891         32,643          29,298
  Income taxes payable and deferred income taxes                       1,232          3,601           3,434
                                                                   ---------      ---------       ---------
       Total current liabilities                                      72,804         73,901          42,291
Non-current deferred tax liability                                    10,539          9,061           9,061
                                                                   ---------      ---------       ---------
       Total liabilities                                              83,343         82,962          51,352
                                                                   ---------      ---------       ---------
Commitments and contingencies (Note 11)
Shareholders' equity:
  Preferred  stock, no par value, 10,000 shares authorized;
    none issued and outstanding                                            -              -               -
  Common  stock, no par value, 100,000 shares authorized;
    41,372, 42,133, and 42,248 shares issued and outstanding at
    December 31, 1999, 2000 and June 30, 2001, respectively          140,597        149,197         148,433
  Other comprehensive loss                                                 -         (7,378)         (1,563)
  Retained earnings                                                   42,982         69,610          36,879
                                                                   ---------      ---------       ---------
       Total shareholders' equity                                    183,579        211,429         183,749
                                                                   ---------      ---------       ---------
       Total liabilities and shareholders' equity                  $ 266,922      $ 294,391       $ 235,101
                                                                   =========      =========       =========

        The accompanying notes are an integral part of these consolidated financial statements.

                              ESS TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                                  ----------------------------------------        -------------------------
                                                     1998            1999           2000            2000            2001
                                                  ---------       ---------       --------        ---------       ---------
                                                                                                          (UNAUDITED)
Net revenues                                      $ 218,252       $ 310,651       $ 303,436       $ 163,184       $ 115,717
Cost of revenues                                    182,417         191,529         192,452         102,410          85,576
                                                  ---------       ---------       --------        ---------       ---------
Gross profit                                         35,835         119,122         110,984          60,774          30,141
Operating expenses:
  Research and development                           30,529          36,028          27,832          13,183          14,003
  In-process research and development                     -               -           2,625           2,625               -
  Selling, general and  administrative               36,289          38,558          36,225          18,230          17,583
                                                  ---------       ---------       --------        ---------       ---------
Operating income (loss)                             (30,983)         44,536          44,302          26,736          (1,445)
Non-operating income (loss), net:
  Net gain (loss) on investments                          -               -          35,045               -         (21,187)
  Interest income                                     1,478           4,666           2,428           1,041             632
  Other                                                   -               -           4,337             406              85
                                                  ---------       ---------       --------        ---------       ---------
                                                      1,478           4,666          41,810           1,447         (20,470)
                                                  ---------       ---------       --------        ---------       ---------
Income (loss) before income taxes                   (29,505)         49,202          86,112          28,183         (21,915)
Provision for (benefit from)  income taxes           (1,489)          7,877          22,946           5,181          (8,549)
                                                  ---------       ---------       --------        ---------       ---------
Net income (loss) from continuing operations        (28,016)         41,325          63,166          23,002         (13,366)
                                                  ---------       ---------       --------        ---------       ---------

Discontinued operation, net of minority
 interest:
  Loss from discontinued operation,
    net of minority interest                              -          (1,220)        (14,860)         (5,820)         (4,205)
  Loss from disposal of discontinued
    operation, net of minority interest                   -               -               -               -         (13,312)
                                                  ---------       ---------       --------        ---------       ---------
Net income (loss)                                 $ (28,016)      $  40,105       $  48,306       $  17,182       $ (30,883)
                                                  ---------       ---------       --------        ---------       ---------
Net income (loss) per share:
  Basic:
    Continuing operations                         $   (0.68)      $    1.02       $    1.49       $    0.55       $   (0.32)
    Discontinued operation                                -           (0.03)          (0.35)          (0.14)          (0.41)
                                                  ---------       ---------       --------        ---------       ---------
                                                  $   (0.68)      $    0.99       $    1.14       $    0.41       $   (0.73)
                                                  ---------       ---------       --------        ---------       ---------
  Diluted:
    Continuing operations                         $   (0.68)      $    0.91       $    1.37       $    0.47       $   (0.32)
    Discontinued operation                                -           (0.03)          (0.32)          (0.12)          (0.41)
                                                  ---------       ---------       --------        ---------       ---------
                                                  $   (0.68)      $    0.88       $    1.05       $    0.35       $   (0.73)
                                                  ---------       ---------       --------        ---------       ---------
Shares used in calculating net
  income (loss) per share
  Basic                                              40,955          40,640          42,548          42,089          42,371
                                                   ========       =========        ========        ========        ========
  Diluted                                            40,955          45,625          45,943          48,524          42,371
                                                   ========       =========        ========        ========        ========

        The accompanying notes are an integral part of these consolidated financial statements.

                              ESS TECHNOLOGY, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                          COMMON STOCK                  OTHER                           TOTAL
                                                     ------------------------       COMPREHENSIVE    RETAINED      SHAREHOLDERS'
                                                      SHARES          AMOUNT             LOSS        EARNINGS         EQUITY
                                                     ---------       ---------      -------------    ---------     -------------
Balance at December 31, 1997                            40,674       $ 137,452         $     -       $  33,655       $ 171,107
Issuance of common stock upon exercise of
  options                                                  612             618               -               -             618
Compensation expense related to common stock
  options issued to consultants                              -             535               -               -             535
Issuance of common stock for employee stock
  purchase plan                                             86             395               -               -             395
Income tax benefit on disqualifying disposition
  of common stock options                                    -             202               -               -             202
Repurchase of common stock                                (523)         (1,890)              -            (879)         (2,769)
Net loss                                                     -               -               -         (28,016)        (28,016)
                                                     ---------       ---------       ---------       ---------       ---------
Balance at December 31, 1998                            40,849         137,312               -           4,760         142,072
Issuance of common stock upon exercise of
  options                                                1,138           2,683               -               -           2,683
Issuance of common stock for employee stock
  purchase plan                                             88             510               -               -             510
Income tax benefit on disqualifying disposition
  of common stock options                                    -           2,438               -               -           2,438
Repurchase of common stock                                (703)         (2,346)              -          (1,883)         (4,229)
Net income                                                   -               -               -          40,105          40,105
                                                     ---------       ---------       ---------       ---------       ---------
Balance at December 31, 1999                            41,372         140,597               -          42,982         183,579
Issuance of common stock upon exercise of
  options                                                2,660           9,290               -               -           9,290
Issuance of common stock for employee
  stock purchase plan                                       74             837               -               -             837
Income tax benefit on disqualifying disposition
  of common stock options                                    -           4,639               -               -           4,639
Repurchase of common stock                              (1,973)         (6,166)              -         (21,678)        (27,844)
Unrealized loss on marketable securities                     -               -          (7,378)              -          (7,378)
Net income                                                   -               -               -          48,306          48,306
                                                     ---------       ---------       ---------       ---------       ---------
Balance at December 31, 2000                            42,133         149,197          (7,378)         69,610         211,429
Issuance of common stock upon exercise of
  options (unaudited)                                      617             922               -               -             922
Issuance of common stock for employee
  stock purchase plan (unaudited)                           33             196               -               -             196
Repurchase of common stock (unaudited)                    (535)         (1,882)              -          (1,848)         (3,730)
Unrealized loss on marketable securities (unaudited)         -               -          (7,285)              -          (7,285)
Reclassification adjustment for loss on sale of
  marketable security included in
  net loss (unaudited)                                       -               -          13,100               -          13,100
Net loss (unaudited)                                         -               -               -         (30,883)        (30,883)
                                                     =========       =========       =========       =========       =========
Balance at June 30, 2001 (unaudited)                    42,248       $ 148,433       $  (1,563)      $  36,879       $ 183,749
                                                     =========       =========       =========       =========       =========


        The accompanying notes are an integral part of these consolidated financial statements.

                              ESS TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                                          -------------------------------------        ------------------------
                                                            1998           1999           2000           2000           2001
                                                          --------       --------       --------       --------       --------
                                                                                                             (unaudited)
Cash flows from operating activities:
  Net income (loss)                                       $(28,016)      $ 40,105       $ 48,306       $ 17,182       $(30,883)
  Adjustments  to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Loss from discontinued operations                          -          1,220         14,860          5,820         17,517
      Depreciation and amortization                         12,446         15,127         15,005          8,216          8,137
      Compensation expenses related to stock options           535              -              -              -              -
      Gain on sale of property, plant and equipment              -              -         (2,911)             -              -
      Charges for in-process research and
         development                                             -              -          2,625          2,625              -
      Net (gain) loss from sale of investments                   -              -        (35,045)             -         21,187
      Income tax benefit on disqualifying
         disposition of common stock options                   202          2,438          4,639              -              -
      Changes in assets and liabilities:
         Accounts receivable                                (1,565)         3,259        (17,524)       (10,090)        14,366
         Inventories                                        24,403        (19,465)       (56,593)          (655)        38,397
         Prepaid expenses and other assets                  13,307         12,039          1,153             83            477
         Accounts payable and accrued expenses               7,072         13,642         (1,272)       (21,691)       (31,895)
         Income tax payable and deferred income
              taxes                                          3,480         (6,744)        15,687          7,262         (3,832)
                                                          --------       --------       --------       --------       --------
           Net cash provided by (used in)
              operating activities                          31,864         61,621        (11,070)         8,752         33,471
                                                          --------       --------       --------       --------       --------
Cash flows from investing activities:
  Purchase of property, plant and equipment                (12,336)       (11,552)        (2,568)        (1,287)        (1,444)
  Cash paid for acquisitions                                     -              -         (4,266)        (3,733)        (2,072)
  Sale of short-term investments                            21,775         46,782         29,869          8,753         20,169
  Purchase of investments                                  (23,970)       (61,337)       (12,895)        (1,655)       (13,509)
  Purchase of Vialta preferred stock                             -        (62,000)             -              -              -
  Sale of joint venture investments                         22,415          2,183              -              -              -
  Sale of property, plant and equipment                          -              -          3,949              -            270
                                                          --------       --------       --------       --------       --------
           Net cash  provided by (used in) investing
                activities                                   7,884        (85,924)        14,089          2,078          3,414
                                                          --------       --------       --------       --------       --------
Cash flows from financing activities:
  Repurchase of common stock                                (2,769)        (4,229)       (27,844)             -         (3,730)
  Issuance of common stock under employee stock
    plans and stock option plans                             1,013          3,193         10,127          6,328          1,118
                                                          --------       --------       --------       --------       --------
           Net cash  provided by (used in) financing
            activities                                      (1,756)        (1,036)       (17,717)         6,328         (2,612)
                                                          --------       --------       --------       --------       --------
Net increase (decrease) in cash and cash equivalents        37,992        (25,339)       (14,698)        17,158         34,273
Cash and cash equivalents at beginning of year              27,760         65,752         40,413         40,413         25,715
                                                          --------       --------       --------       --------       --------
Cash and cash equivalents at end of period                $ 65,752       $ 40,413       $ 25,715       $ 57,571       $ 59,988
                                                          ========       ========       ========       ========       ========
Supplemental disclosures of cash flow information:
  Cash paid for income taxes                              $      -       $ 11,763       $  5,795       $ (1,895)      $      -
                                                          ========       ========       ========       ========       ========
  Cash refund for income taxes                            $      -       $      -       $  3,975       $  3,975       $  4,893
                                                          ========       ========       ========       ========       ========

        The accompanying notes are an integral part of these consolidated financial statements.

                              ESS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

   ESS Technology, Inc. (the "Company") was incorporated in California in 1984 and became a public company in 1995. The Company is a designer, developer and marketer of highly-integrated digital system processor chips. These chips are the primary processors driving digital video and audio players including DVD, video CD and MP3 players. In addition, the Company is a supplier of chips for use in modems and similar communication products, and a supplier of PC audio chips. In April 1999, the Company established a subsidiary, Vialta, Inc. ("Vialta"), through which ESS planned to introduce advanced, user-friendly products and applications for the Internet. Vialta was reincorporated in Delaware and headquartered in Fremont. On April 21, 2001, ESS's Board of Directors adopted a plan to distribute Vialta shares to ESS shareholders. As such Vialta is reported separately as a discontinued operation for all periods presented within the Company's financial statements. As of December 31, 2000, the Company had a 62.1% ownership and voting interest in Vialta. See "Note 2 - Vialta - Discontinued Operation."

USE OF ESTIMATES

   The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL INFORMATION

   The consolidated balance sheet as of June 30, 2001 and the consolidated statements of operations, shareholders' equity and cash flows for the six months ended June 30, 2000 and 2001, and the footnote information as of and for the six months ended June 30, 2000 and 2001 have been prepared by the Company and are unaudited. This information has been prepared on the same basis as the audited financial statements. In the opinion of management, this information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented.

PRINCIPLES OF CONSOLIDATION AND FOREIGN CURRENCY TRANSACTION

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. Transactions denominated in foreign currencies have been remeasured in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign currency translation," using the U.S. dollar as the functional currency. The foreign currency transaction gain or loss for each of the years covered was not significant.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

   The Company considers all highly liquid investments with an initial maturity of 90 days or less to be cash equivalents and investments with original maturity dates of greater than 90 days to be short-term investments.

   Short-term investments are comprised primarily of debt instruments and marketable securities. Short-term investments are accounted for as available-for-sale and are reported at fair value with unrealized gains and losses, net of related tax, recorded as a separate component of comprehensive income in stockholders' equity until realized in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Gains and losses on securities sold are based on the specific identification method and are included in "nonoperating income (loss), net" in the statement of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair value due to their short maturities.

INVENTORIES

   Inventories are stated at the lower of cost or market, with cost being determined by the first-in, first-out method.

PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets.

   Repairs and maintenance costs are expensed as incurred.

           Building and building improvements               7 - 30 years
           Machinery and equipment                           3 - 5 years
           Furniture and fixtures                            3 - 5 years

OTHER ASSETS

   Other assets consist of investments, technical infrastructure and covenants not to compete.

   Investments in over 50% owned companies are consolidated. Investments in 20% to 50% owned companies are accounted for using the equity method. Investments in less than 20% owned companies are accounted for using the cost method unless the Company can exercise significant influence or the investee is economically dependent upon the Company, in which case the equity method is used.

   Technical infrastructure and covenants not to compete are amortized over estimated useful lives that range from 3 to 4 years.

IMPAIRMENT OF LONG-LIVED ASSETS

   Pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the Company reviews long-lived assets based upon a gross cash flow basis and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable.

REVENUE RECOGNITION

   The Company recognizes revenue upon the shipment of its products to the customer provided that the Company has received a signed purchase order, the price is fixed, title has transferred, collection of resulting receivables is probable, product returns are reasonably estimable, there are no customer acceptance requirements and there are no remaining significant obligations. For shipments to distributors under agreements allowing for return or credits, revenue is deferred until the distributor resells the product. The Company provides for future returns based on historical experiences at the time revenue is recognized.

RESEARCH AND DEVELOPMENT COSTS

   The Company expenses research and development costs as incurred.

ADVERTISING

   The Company expenses advertising costs as incurred. The advertising expense for the years ended December 31, 1998, 1999 and 2000 was $0.1 million, $3.8 million, and $7.5 million, respectively.

INCOME TAXES

   The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of timing differences between the carrying amounts and the tax bases of assets and liabilities. U.S. deferred income taxes are provided on all unremitted earnings of the Company's foreign subsidiaries as such earnings are considered permanently invested.

EARNINGS (LOSS) PER SHARE

   Basic earnings per share ("EPS") are computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

STOCK-BASED COMPENSATION

   The Company accounts for stock-based compensation, including stock options granted and shares issued under the Employee Stock Purchase Plan, using the intrinsic value method prescribed in APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Company's policy is to grant options with an exercise price equal to the quoted market price of the Company's stock on the grant date. The Company provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation."

RISKS AND UNCERTAINTIES

   The Company operates in a business segment that is characterized by rapid technological advances, changes in customer requirements and evolving industry standards. Any failure by the Company to anticipate or respond to such advances and changes could have a material adverse effect on its business and operating results.

DERIVATIVE AND HEDGING INSTRUMENTS

   Derivative instruments are recorded in the balance sheets at fair market value. Changes in the fair value of derivatives are recorded in Statements of Operations for the years covered. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. The Company's adoption of SFAS 133 as of January 1, 2001 did not have a significant effect on its financial position and results of operations.

COMPREHENSIVE INCOME (LOSS)

   Financial Accounting Standard No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income," establishes a standard for the reporting and display of comprehensive income and its components within the financial statements. Comprehensive income is composed of two subsets, net income and other comprehensive income. Included in other comprehensive income for the Company is unrealized gains and losses on marketable securities, net of deferred tax. This adjustment is accumulated within the Consolidated Statement of Shareholders' Equity under the caption "other comprehensive loss."

CONCENTRATION OF CREDIT RISK

   Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash equivalents, short-term investments, and accounts receivable. By policy, the Company places its investments only with financial institutions meeting its credit guidelines and U.S. Government Treasury instruments. Almost all of the Company's accounts receivable are derived from sales to manufacturers and distributors, in the consumer electronics, computer and communications markets.

RECENT ACCOUNTING PRONOUNCEMENTS

   In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company's adoption of SAB 101 did not have a significant effect on its financial position and results of operations.

   In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" an interpretation of APB Opinion No. 25 ("FIN 44"). FIN 44 establishes guidance for the accounting for stock option grants made after June 30, 2000. FIN 44 also establishes guidance for the repricing of stock options and determining whether a grantee is an employee, for which guidance was effective after December 15, 1998 and modifying a fixed option to add a reload feature, for which guidance was effective after January 12, 2000. The Company's adoption of FIN 44 did not have a significant effect on its financial position and results of operations.

   In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company believes that the adoption of SFAS 141 will not have a significant impact on its financial statements.

   In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after March 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. Because the Company does not have a significant amount of goodwill, the Company believes that the adoption of SFAS 142 will not have a significant impact on its financial statements.

NOTE 2 - VIALTA - DISCONTINUED OPERATION:

   In April 1999, the Company incorporated Vialta, a subsidiary, through which ESS planned to introduce advanced, user-friendly products and applications for the Internet. Vialta is incorporated in Delaware, and headquartered in Fremont, California. During 1999 and 2000, Vialta issued preferred stock to non ESS investors for approximately $82.1 million, reducing ESS' ownership interest to 62.1%. The sale of Vialta shares was recorded as an equity transaction with no gain recorded because Vialta was a development stage company.

SPIN-OFF

   On April 21, 2001, the Company adopted a plan to distribute Vialta shares to ESS shareholders within twelve months. Vialta had previously been reported as a separate business segment. For all periods presented, Vialta is accounted for as a discontinued operation in the Company's financial statements in accordance with APB No. 30. Amounts in the financial statements and related notes for all periods shown have been reclassified to reflect the discontinued operation.

   The Company is attempting to obtain a tax-free ruling from the Internal Revenue Service (the "IRS") with regard to the distribution. The Vialta spin-off plan and the estimated cost of disposal are based on the assumption that the Company will receive a tax-free ruling on the distribution from the IRS. The Company may accrue significant additional disposal costs in the future if the tax-free ruling is not received.

   For financial reporting purposes, the assets, liabilities and provision for losses upon the spin-off of the discontinued operation from April 2001 through the distribution date are combined and classified in the accompanying balance sheets as of December 31, 1999, December 31, 2000 and June 30, 2001, under "Net assets of discontinued operation."

   The Company estimated that the disposal of its subsidiary, Vialta, assuming a tax-free distribution, would result in a loss of $13.3 million to ESS. Included in the estimate were a $1.1 million charge, net of minority interest, related to the spin off of Vialta and a $12.2 million charge of anticipated operating losses, net of minority interest, from operating the Vialta business between April 1, 2001 and the estimated completion date for the spin-off. Management believes that the estimated losses are reasonable; however, they are subject to revision.

   Summarized below are the operating results for Vialta, net of minority interest:

                                                      Year Ended December 31,      Six Months Ended June 30,
                                                      -----------------------      -------------------------
                                                        1999          2000            2000            2001
                                                      --------       --------      ----------      ---------
                                                                                           (unaudited)
Operating expenses                                    $  2,541       $ 29,184       $ 13,852       $ 16,877
Net loss before minority interest                       (1,220)       (23,289)        (9,550)       (14,336)
Loss attributable to minority interest                       -          8,429          3,730          5,347
                                                      --------       --------       --------       --------
Loss from  Vialta  operations,  net of  minority
   interest                                           $ (1,220)      $(14,860)      $ (5,820)      $ (8,989)
                                                      ========       ========       ========       ========

   Included in the $8.9 million loss from Vialta operations for the six months ended June 30, 2001 is the $4.8 million loss for the three months ended June 30, 2001 which was accrued as part of the loss on disposal of the subsidiary of $13.3 million.

   Summarized below are the assets and liabilities of the Vialta business, presented in the accompanying Balance Sheets under "Net assets of discontinued operation."

                                               DECEMBER 31,
                                          ---------------------       JUNE 30,
                                            1999          2000          2001
                                          --------      --------      --------
                                                                     (UNAUDITED)
Assets
  Cash, cash equivalents and
     short-term investments               $112,844      $136,490      $ 89,905
  Inventories                                    -         2,057         3,295
  Other current assets                          16         4,857         5,066
  Property, plant and equipment              1,720         9,230        10,399
  Other assets                                   -         1,057         2,041
                                          --------      --------      --------
          Total assets                     114,580       153,691       110,706
                                          --------      --------      --------
Liabilities
  Current liabilities                          731         3,594         4,971
  Payable to related parties                   209        30,000             -
                                          --------      --------      --------
          Total liabilities                    940        33,594         4,971
                                          --------      --------      --------
Net assets                                 113,640       120,097       105,735
Minority interest                           52,860        73,966        68,593
Provision for loss on spin-off                   -             -         8,076
                                          --------      --------      --------
Net assets of discontinued operation      $ 60,780      $ 46,131      $ 29,066
                                          ========      ========      ========

CAPITALIZATION

   In September 1999, Vialta issued 40 million shares of Series A Convertible Preferred Stock (Series A) at $0.25 per share to the Company for $10.0 million in cash. In October 1999, Mr. Fred Chan, Chairman of ESS and Vialta, purchased 4 million shares of Vialta common stock at $0.25 per share for $1.0 million by issuing a full recourse promissory note to Vialta, which bears interest at a market rate. The principal and accrued interest under this promissory note was paid in full in March 2000. Also in October 1999, Vialta issued 400,000 and 1,820,000 common shares at $0.25 per share to the Company and certain employees, respectively, for full recourse promissory notes in the aggregate principal amount of $555,000. These notes have been fully paid in cash to Vialta in the first quarter of 2000.

   In December 1999, Vialta issued 40.3 million shares of Series B Preferred Stock (Series B) at $2.60 per share for $104.8 million: 20 million shares to the Company for $52.0 million and 20.3 million shares to third party investors for $52.8 million in cash. In January 2000, Vialta received $20.8 million in the form of a full recourse promissory note, which bears interest at a market rate, from a party controlled by Mr. Fred S.L. Chan and his wife Ms. Annie Chan, a director of the Company, for the purchase of 8 million shares of Series B Preferred Stock at $2.60 per share. The principal and accrued interest under this promissory note were paid in full in March 2000. During the first quarter of 2000, Vialta received $7.0 million in cash from third party investors for subscriptions to purchase 2.7 million shares of its Series B Preferred Stock.

OTHER TRANSACTIONS WITH VIALTA

   Effective August 1, 1999, the Company entered into a Research and Development Service Agreement with Vialta whereby ESS provides certain research and development activities to Vialta in exchange for a service fee. In addition, Vialta signed a reciprocal agreement with ESS whereby Vialta provides certain non-recurring expense services for the design and development of Internet related products and technologies to ESS in exchange for a service fee. In 1999 and 2000, Vialta did not provide such services to ESS.

   Effective August 1, 1999, the Company entered into an Administrative and Management Service Agreement with Vialta whereby ESS provides certain administrative and managerial services to include, without limitation, general and administrative, sales support, marketing support, production and logistical support, financial oversight, accounting assistance, contract review, personnel services (including training of employees) and such other general and administrative services as Vialta requires. ESS shall perform these services for a service fee. In addition, Vialta signed a reciprocal agreement whereby Vialta provides the services mentioned above to ESS in exchange for a service fee. In 1999 and 2000, Vialta did not provide such services to ESS.

   In January 2000, the Company entered into an Assignment of Intellectual Property Agreement with Vialta whereby Vialta paid ESS $2.0 million for the transfer of the Videophone and EnReach-based Web Browser technologies. Such transfer was based on actual cost incurred.

   Effective August 1, 1999, the Company entered into a Purchase Agreement with Vialta whereby Vialta will purchase products from ESS by issuing purchase orders to ESS.

   ESS charges to Vialta under the above agreements are based on actual expenses incurred plus a service fee of 5% to 10%. Certain expenses are determined using allocation formulas based on square footage or headcount, depending on the nature of the expense incurred. Management believes the methods of allocation are reasonable.

   Following is a summary of major intercompany transactions between ESS and
Vialta:

                                                                  CHARGES BY ESS TO VIALTA
                                                   -----------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                                   -----------------------     -------------------------
INTERCOMPANY AGREEMENTS                               1999         2000           2000           2001
-----------------------                            ---------     ---------     ---------      ----------
                                                                                      (UNAUDITED)
Research and development service agreement           $  233       $3,077         $1,655         $1,269
Administrative and management service agreement         302        3,361          1,830          2,152
Assignment of intellectual property agreement             -        2,000          2,000              -
Purchase agreement                                        -        1,004            758          1,127
                                                     ------       ------         ------         ------
      Total                                          $  535       $9,442         $6,243         $4,548
                                                     ======       ======         ======         ======

   The expense reimbursements were recorded as offsets to research and development expense and selling, general and administrative expense as applicable.

   ESS incurred $800,000 in intercompany charges for utilizing Vialta's tax credit which resulted from Vialta's net operating loss in 1999.

   On December 18, 2000, Vialta received a $30.0 million loan from a related party controlled by Annie Chan, a director of the Company, and the spouse of Fred S.L. Chan. The $30.0 million short-term loan and $194,000 of accrued interest at 5.25% were paid on January 31, 2001.

NOTE 3 - BALANCE SHEET COMPONENTS (IN THOUSANDS):

                                                                     December 31,
                                                               -----------------------       June 30,
                                                                 1999           2000           2001
                                                               --------       --------       --------
                                                                                           (unaudited)
       Cash and cash equivalents:
         Cash and money market accounts                        $ 25,867       $ 23,597       $ 29,924
         U.S. government notes and bonds                         14,419          1,991         29,937
         Certificates of deposit                                    127            127            127
                                                               --------       --------       --------
                                                               $ 40,413       $ 25,715       $ 59,988
                                                               ========       ========       ========
       Short-term investments:
         U.S. government notes and bonds                       $ 28,274       $  9,025       $ 11,399
         Marketable equity securities                                 -         36,029          3,708
         Unrealized loss on marketable securities                     -        (11,931)        (2,528)
                                                               --------       --------       --------
                  Total                                        $ 28,274       $ 33,123       $ 12,579
                                                               ========       ========       ========
       Accounts receivable:
         Accounts receivable                                   $ 36,821       $ 54,277       $ 38,417
         Receivable from related party                              209              -              -
         Less:  Allowance for doubtful accounts                  (2,459)        (2,393)          (899)
                                                               --------       --------       --------
                                                               $ 34,571       $ 51,884       $ 37,518
                                                               ========       ========       ========
       Inventories:
         Raw materials                                         $ 10,697       $ 45,923       $ 27,431
         Work-in-process                                         10,208         21,301         14,905
         Finished goods                                          21,442         31,716         18,207
                                                               --------       --------       --------
                                                               $ 42,347       $ 98,940       $ 60,543
                                                               ========       ========       ========
       Property, plant and equipment:
         Land                                                  $  3,895       $  2,860       $  2,860
         Building and building improvements                      22,461         22,796         22,708
         Machinery and equipment                                 30,395         30,205         30,578
         Furniture and fixtures                                  11,290         12,221         13,188
                                                               --------       --------       --------
                                                                 68,041         68,082         69,334
         Less: Accumulated depreciation and
          amortization                                          (27,697)       (37,001)       (42,040)
                                                               --------       --------       --------
                                                               $ 40,344       $ 31,081       $ 27,294
                                                               ========       ========       ========
       Other assets:
         Investments                                           $  2,239       $  1,358       $  2,124
         Covenants not to compete                                 5,651          3.420          3,397
         Technical infrastructure                                 3,897          3,169          1,494
         Other                                                      465            470            778
                                                               --------       --------       --------
                                                                 12,252          8,417          7,793
         Less: Accumulated depreciation and
           amortization                                          (4,486)        (3,680)        (1,983)
                                                               --------       --------       --------
                                                               $  7,766       $  4,737       $  5,810
                                                               ========       ========       ========

     Depreciation expenses were approximately $7.3 million, $9.2 million and $10.9 million in 1998, 1999 and 2000, respectively. Depreciation expense for the six months ended June 30, 2000 and 2001 was approximately $5.7 million and $5.0 million, respectively.

                                             December 31,
                                        --------------------       June 30,
                                          1999         2000         2001
                                        -------      -------      --------
                                                                 (unaudited)
Accounts payable:
  Payable to third parties              $44,681      $37,007      $ 9,559
  Payable to related party                    -          650            -
                                        -------      -------      --------
                                        $44,681      $37,657      $ 9,559
                                        =======      =======      =======
Accrued expenses:
  Accrued compensation costs            $ 7,621      $ 5,044      $ 5,160
  Accrued commission and royalties        5,695       12,073       11,950
  Other accrued liabilities              13,575       15,526       12,188
                                        -------      -------      --------
                                        $26,891      $32,643      $29,298
                                        =======      =======      =======


NOTE 4 - DEBT:

   The Company has an unsecured line of credit agreement with a foreign bank of $15 million, which expires on November 15, 2001. Under the terms of the agreement, the Company may borrow at a fixed rate of LIBOR plus 1.5% or a variable rate at the foreign bank's reference rate. The line of credit requires the Company to achieve certain financial ratios and operating results. At December 31, 2000, the Company was in compliance with its borrowing criteria. There were no borrowings under the line of credit during any of the periods presented.

NOTE 5 - INCOME TAXES

   Income (loss) from continuing operations before provision for (benefit from) income taxes consisted of the following (in thousands):

                     Year Ended December 31,
              --------------------------------------
                1998           1999          2000
              --------       --------      --------
Domestic      $(11,014)      $ 16,724      $ 44,024
Foreign        (18,491)        32,478        42,088
              --------       --------      --------
              $(29,505)      $ 49,202      $ 86,112
              ========       ========      ========


   Provision for (benefit from) income taxes consisted of the following:

                       Year Ended December 31,
               ---------------------------------------
                  1998          1999           2000
               --------       --------       --------
Current:
  Federal      $  1,432       $ 11,851       $  4,630
  State             280          2,123            904
  Foreign            34             49              -
               --------       --------       --------
                  1,746         14,023          5,534
               --------       --------       --------
Deferred
  Federal        (2,767)        (4,818)        15,169
  State            (468)        (1,328)         2,243
               --------       --------       --------
                 (3,235)        (6,146)        17,412
               --------       --------       --------
               $ (1,489)      $  7,877       $ 22,946
               ========       ========       ========


   Reconciliation between the provisions for (benefit from) income taxes computed at the federal statutory rate of 35% for the years ended December 31, 1998, 1999 and 2000 and the provision for (benefit from) income taxes is as follows:

                                                                  Year Ended December 31,
                                                         --------------------------------------
                                                           1998           1999           2000
                                                         --------       --------       --------
Provision (benefit) at statutory rate                    $(10,327)      $ 17,221       $ 30,139
Tax cost (benefit) related to foreign jurisdictions         7,293        (12,204)       (16,672)
State income taxes, net of federal tax benefit                101          1,034          3,349
State tax credits                                               -              -           (227)
Nondeductible research and development costs                1,497          1,826          5,474
Other                                                         (53)             -            883
                                                         --------       --------       --------
Provision for (benefit from) income taxes                $ (1,489)      $  7,877       $ 22,946
                                                         ========       ========       ========


Deferred tax assets (liabilities) are comprised of the following:

                                                                           December 31,
                                                                    -----------------------
                                                                      1999           2000
                                                                    --------       --------
Current:
State income taxes                                                  $    507       $      1
Reserves and accruals                                                  9,737          6,006
Deferred tax asset arising from unrealized loss on investments             -          4,553
Deferred stock gain                                                        -        (14,653)
                                                                    --------       --------
    Current deferred tax asset (liability)                            10,244         (4,093)
                                                                    --------       --------
Noncurrent:
Depreciation and amortization                                            514          1,992
Unremitted earning from a foreign subsidiary                          (9,139)        (9,139)
Covenants not to compete and technical infrastructure                 (1,914)        (1,914)
                                                                    --------       --------
    Noncurrent deferred tax asset (liability)                        (10,539)        (9,061)
                                                                    --------       --------
    Net deferred tax assets (liability)                             $   (295)      $(13,154)
                                                                    ========       ========


NOTE 6 - SHAREHOLDERS' EQUITY:

COMMON STOCK

   On November 5, 1998, the Company's Board of Directors authorized repurchase at managements' discretion of up to 7 million of the Company's common stock over the subsequent 12 months at market prices and as market and business conditions warrant. As of December 31, 1999, the Company had repurchased 1,226,300 shares at market prices ranging from $3.17 to $9.93 per share.

   On July 15, 2000, the Company's Board of Directors authorized the repurchase, at managements' discretion, of up to 2 million shares of the Company's common stock at market prices and as market and business conditions warrant. As of December 31, 2000, the Company had repurchased 1,972,500 shares, at market prices ranging from $5.13 to $17.97 per share. Upon repurchase, the shares have been retired.

1992 STOCK OPTION PLAN

   In January 1992, the Company adopted the 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan authorized 6,966,000 shares to be reserved for issuance. In December 1999, the Company modified the vesting schedule for subsequent options grants such that initial grants would generally vest 25% at the end of the first year, after the date of the date of grant and ratably thereafter over the remaining vesting period. Other grants would vest ratably over the vesting term.

   In February 1998, the Company canceled 165,000 options under the 1992 Plan with exercise prices greater than $7.69 and reissued the options with an exercise price of $7.69.

   In August 1998, the Company canceled 230,000 options under the 1992 Plan with exercise prices greater than $2.69 and reissued the options with an exercise price of $2.69.

1995 EQUITY INCENTIVE PLAN

   In August 1995, the Company adopted the 1995 Equity Incentive Plan (the "Incentive Plan"), which provides for the grant of stock options and stock bonuses and the issuance of restricted stock by the Company to its employees, directors and others. The Company has reserved 3,000,000 shares of the Company's common stock for issuance under the Incentive Plan. The terms of the Incentive Plan are generally similar to those of the 1992 Plan outlined above.

   In February 1998, the Company canceled 1,612,000 options under the Incentive Plan with exercise prices greater than $7.69 and reissued the options with an exercise price of $7.69.

   In August 1998, the Company canceled 1,298,000 options under the Incentive Plan with exercise prices greater than $2.69 and reissued the options with an exercise price of $2.69.

1995 EMPLOYEE STOCK PURCHASE PLAN

   In August 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 225,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan, as amended in May 1998, authorizes the issuance of 425,000 shares under the Purchase Plan. The Purchase Plan, as amended in May 2000, authorizes the issuance of 625,000 shares under the Purchase Plan. The Purchase Plan permits eligible employees to acquire shares of the Company's common stock through payroll deductions at a price equal to the lower of 85% of the fair market value of the Company's common stock at the beginning of the offering period or on the purchase date. As of December 31, 2000, 369,986 shares have been issued under the Purchase Plan.

1995 DIRECTORS STOCK OPTION PLAN

   In August 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 300,000 shares of the Company's common stock for issuance thereunder. The Directors Plan allows for granting of stock options to members of the Board of Directors of the Company. Initial and succeeding option grants vest as to 25% of the shares upon each of the first four anniversaries of the grant. The exercise price is equal to the fair market value of the shares at the time that the option is granted.

1997 EQUITY INCENTIVE PLAN

   In May 1997, the Company adopted the 1997 Equity Incentive Plan (the "1997 Incentive Plan") and reserved a total of 3,000,000 shares of the Company's common stock for issuance thereunder. The 1997 Incentive Plan, as amended in May 1998, authorizes the issuance of 5,000,000 shares under the 1997 Incentive Plan. The 1997 Incentive Plan, as amended in May 2000, authorizes the issuance of 7,500,000 shares under the 1997 Incentive Plan. The terms of the 1997 Incentive Plan are generally similar to those of the 1992 Plan outlined above.

   In February 1998, the Company canceled 1,602,000 options under the 1997 Incentive Plan with exercise prices greater than $7.69 and reissued the options with an exercise price of $7.69.

   In August 1998, the Company canceled 2,037,000 options under the 1997 Incentive Plan with exercise prices greater than $2.69 and reissued the options with an exercise price of $2.69 except for 100,000 options issued to Mr. Fred Chan, Chairman of the Board of Directors, which were reissued at $2.96 in accordance with the 1997 Incentive Plan.

SUMMARY OF STOCK OPTION ACTIVITY

   Transactions under the Company's various Stock Option Plans are summarized as follows (in thousands except per share amounts):

                                                             Weighted
                                 Available                    Average
                                   for         Options       Exercise
                                  Grant      Outstanding      Price
                                 --------    -----------    ----------

Balance at December 31, 1997       3,390        6,650       $    9.20
Authorized                         2,000            -               -
Granted                           (9,478)       9,478            4.87
Exercised                              -         (612)           1.01
Canceled                           8,286       (8,286)          10.48
                                  ------       ------
Balance at December 31, 1998       4,198        7,230            2.79
Authorized                        (1,306)           -               -
Granted                           (2,184)       2,184           11.21
Exercised                              -       (1,138)           2.38
Canceled                             747         (747)           4.10
                                  ------       ------
Balance at December 31, 1999       1,455        7,529            5.14
Authorized                         2,500            -               -
Granted                           (3,150)       3,150           15.36
Exercised                              -       (2,659)           3.49
Canceled                           1,867       (1,867)           8.77
                                  ------       ------
Balance at December 31, 2000       2,672        6,153       $    9.99
                                  ======       ======

   The weighted average fair value of options granted during the years ended December 31, 1998, 1999 and 2000 were $3.16, $11.51 and $15.73, respectively.

   At December 31, 1998, 1999 and 2000, options to purchase 1,288, 3,112 and 2,069 shares, were exercisable at an average exercise price of $1.38, $2.89 and $5.68, respectively.

   The following table summarizes information about stock options outstanding at December 31, 2000:

                                            Options Outstanding                   Options Exercisable
                                 -----------------------------------------   --------------------------
                                                   Weighted
                                    Number          Average       Weighted      Number        Weighted
                                  Outstanding      Remaining       Average   Exercisable at   Average
                                 at December 31,  Contractual     Exercise    December 31,    Exercise
      Range of Exercise Prices        2000       Life (in Years)    Price        2000         Price
      ------------------------   --------------- --------------  ---------   -------------- ----------
                                 (in thousands)                              (in thousands)

         $ 0.03  - $ 1.40              372           4.95        $  0.12        372         $  0.12

           2.12  -  2.69             1,392           4.93           2.65        839            2.66

           2.75  -  5.00               380           6.06           4.39        109            4.27

           5.01  - 7.81                325           5.56           6.55        166            6.83

           7.82  - 29.25             3,684           6.69          14.65        583           13.52
                                     -----                                    -----
                                     6,153           6.09        $  9.99      2,069        $  5.68
                                     =====                                    =====

FAIR VALUE DISCLOSURES

   The Company's pro forma net income (loss) and pro forma net income (loss) per share would have been as follows had compensation costs for options granted under the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS 123, (in thousands except per share amounts):


                                                        Year Ended December 31,
                                            --------------------------------------------
                                                1998             1999           2000
                                            -----------      ----------      -----------
Net income (loss):
  As reported                               $  (28,016)      $   40,105      $   48,306
  Pro forma                                 $  (35,069)      $   31,990      $   26,538
Net income (loss) per share - basic:
  As reported                               $    (0.68)      $     0.99      $     1.14
  Pro forma                                 $    (0.86)      $     0.79      $     0.62
Net income (loss) per share - diluted:
  As reported                               $    (0.68)      $     0.88      $     1.05
  Pro forma                                 $    (0.86)      $     0.70      $     0.58


   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                      Employee Stock Options
                                 ------------------------------
                                  1998        1999        2000
                                 ------      ------      ------
Expected dividend yield            0.0%        0.0%        0.0%
Risk-free interest rate           5.50%       5.75%       6.00%
Expected volatility                 85%         80%         60%
Expected life (in years)             4           5           4


   The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   Sales under the Purchase Plan in 1998, 1999 and 2000 were approximately 86,000 shares, 88,000 shares and 74,000 shares, respectively, at an average price per share of $4.60, $5.78 and $11.24, respectively. Pro forma compensation expense for the grant date fair value, as defined by SFAS 123, of the purchase rights granted under the Purchase Plan was calculated using the Black-Scholes model with the following assumptions for 1998, 1999 and 2000:


                                                Employee Stock Purchase Plan
                                            -----------------------------------
                                              1998          1999         2000
                                            --------     ---------    ---------
Expected dividend yield                       0.0%          0.0%         0.0%
Risk-free interest rate                      5.50%         5.75%        6.00%
Expected volatility                            85%           80%          60%
Expected life (in months)                       6             6            6
Weighted average grant date fair value      $3.57         $2.58        $4.30


   Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income (loss) for future years.

NOTE 7 - EARNINGS PER SHARE:

   Earnings per share are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 128 -- "Earnings per Share" (SFAS No. 128). SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding (in thousands, except for per share amount):

                                December 31, 1998           December 31, 1999             December 31, 2000
                           ---------------------------  ---------------------------    -------------------------
                                                 Per                           Per                         Per
                              Net               Share      Net                Share     Net               Share
                            Income    Shares    Amount   Income    Shares     Amount   Income    Shares   Amount
                           --------   ------    ------  -------    ------    -------   -------   ------   ------
Basic EPS from
  continuing operations    $(28,016)  40,995    $(0.68)  $41,325   40,640    $  1.02   $63,166   42,548   $ 1.49

Basic EPS from
  discontinued operations      --     40,995       --     (1,220)  40,640      (0.03)  (14,860)  42,548    (0.35)
                           --------             ------   -------             -------   -------            ------
Basic EPS                   (28,016)  40,995    $(0.68)  $40,105   40,640    $  0.99   $48,306   42,548   $ 1.14
                           ========             ======   =======             =======   =======            ======
Effective of dilutive
  securities:
  Stock options                 --       --       --          --    4,985        --       --      3,395     --

Diluted EPS from
  continuing operations    $(28,016)  40,995    $(0.68)  $41,325   45,625    $  0.91   $63,166   45,943   $ 1.37

Diluted EPS from
  discontinued operation        --    40,995       --     (1,220)  45,625      (0.03)  (14,860)  45,943    (0.32)
                           --------             ------   -------             -------   -------            ------
Diluted EPS                $(28,016)  40,995    $(0.68)  $40,105   45,625    $  0.88   $48,306   45,943   $ 1.05
                           ========             ======   =======             =======   =======            ======

                                  June 30, 2000                June 30, 2001
                             -------------------------   ---------------------------
                                                 Per                           Per
                               Net              Share      Net                Share
                             Income   Shares    Amount    Income    Shares   Amount
                             -------  ------   -------   --------   ------   -------
                                    Unaudited                     Unaudited

Basic EPS from
  continuing operations      23,002   42,089   $  0.55   $(13,366)  42,371    $ (0.32)

Basic EPS from
  discontinued operations    (5,820)  42,089     (0.14)   (17,517)  42,371      (0.41)
                             ------            -------   --------             -------
Basic EPS                    17,182   42,089   $  0.41   $(30,883)  42,371    $ (0.73)
                             ======            =======   ========             =======
Effective of dilutive
  securities:
  Stock options                  --    6,435       --          --   --             --

Diluted EPS from
  continuing operations      23,002   48,524   $  0.47   $(13,366)  42,371    $ (0.32)

Diluted EPS from
  discontinued operation     (5,820)  48,524     (0.12)   (17,517)  42,371      (0.41)
                             ------            -------   --------             -------
Diluted EPS                  17,182   48,524   $  0.35   $(30,883)  42,371    $ (0.73)
                             ======            =======   ========             =======

   For the years ended December 31, 1998, 1999 and 2000, options to purchase 30,116, 124,154 and 157,016, respectively, potential common stock shares with exercise prices greater than the weighted-average market value of such common stock were excluded from the calculation of diluted earnings per share.

NOTE 8 - COMPREHENSIVE INCOME (LOSS):

   Comprehensive income (loss) is comprised of net income (loss) and the unrealized loss on marketable securities. Comprehensive income (loss) was ($28.0) million, $40.1 million and $40.9 million, for the years ended December 31, 1998, 1999 and 2000, respectively.

   Comprehensive income (loss) was $17.2 million (unaudited) and ($25.1) million (unaudited) for the six months ended June 30, 2000 and 2001, respectively.

NOTE 9 - INDUSTRY, GEOGRAPHIC AND OTHER INFORMATION:

INDUSTRY SEGMENTS

   The Company and its subsidiaries operate in one business segment: the semiconductor segment. The company designs, develops, supports, manufactures, and markets highly integrated mixed-signal semiconductor, hardware, software, and system solutions for multimedia applications in the Internet, PC, and the consumer marketplace. The semiconductor segment offers solutions for DVD, Internet related, Communications, VCD/SVCD, and PC Audio applications.

GEOGRAPHIC SEGMENTS

   The Company sells and markets to leading PC and consumer OEM's worldwide. International sales comprised a significant portion of the Company's revenue. The geographic location of the Company's revenue is based upon destination of the shipment. Most of the long-lived assets located outside the United States are in Asia Pacific. The following is a summary of the Company's geographic locations (in thousands):

                                                YEAR ENDED DECEMBER 31,
                                      ------------------------------------------
NET SALES:                              1998             1999             2000
----------                            --------         --------         --------
United States                         $ 17,363         $ 14,812         $ 20,551
                                      --------         --------         --------
Taiwan                                  73,566           98,342           79,302
Japan                                   16,546           24,480           15,138
Singapore                               19,812           14,547            6,157
Hong Kong                               80,717          124,427          149,925
Rest of the World                       10,248           34,043           32,363
                                      --------         --------         --------
Total Foreign                          200,889          295,839          282,885
                                      --------         --------         --------
Total                                 $218,252         $310,651         $303,436
                                      ========         ========         ========

                                                 YEAR ENDED DECEMBER 31,
                                       -----------------------------------------
LONG LIVED ASSETS:                       1998            1999              2000
------------------                     -------          -------          -------
United States                          $37,311          $39,720          $30,344
                                       -------          -------          -------
Hong Kong                                  689              624              689
Canada                                      --               --               28
Rest of the World                           --               --               20
                                       -------          -------          -------
Total Foreign                              689              624              737
                                       -------          -------          -------
Total                                  $38,000          $40,344          $31,081
                                       =======          =======          =======

REVENUE BY PRODUCT LINE

   The net revenues for DVD, video CD, PC/Audio, and communication and other were as follows:

                                     YEAR ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                             ------------------------------------     -------------------------
                               1998          1999          2000          2000          2001
                             --------      --------      --------      --------      --------
                                                                             (UNAUDITED)
DVD                          $     --      $     --      $ 44,844      $ 18,114      $ 24,246
Video CD                       77,279       151,833       125,975        60,931        55,041
PC/Audio                      131,692       148,788       107,104        68,015        26,341
Communication and other         9,281        10,030        25,513        16,124        10,089
                             --------      --------      --------      --------      --------
                             $218,252      $310,651      $303,436      $163,184      $115,717
                             ========      ========      ========      ========      ========


SIGNIFICANT CUSTOMERS

   The following table summarizes the percentage of net revenues accounted for by the Company's significant customers for any year in which a customer or distributor accounts for 10% or more of revenues.

                                                      YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                  1998         1999         2000
                                                  ----         ----         ----
Dynax                                              16%          22%          35%
Digital AV (formerly Shinco)                       15%          13%          10%


   A majority of the Company's trade receivables are derived from sales to the Company's distributors. The Company generally extends 30-day credit terms to its customers, which is consistent with industry business practices. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires letters of credit from international customers. The Company maintains an allowance for doubtful accounts on its receivables based upon the expected collection of accounts receivable. At December 31, 1999 and 2000, approximately 39% and 67%, respectively, of trade accounts receivable represent amounts due from two customers.

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

   The Company maintains leased office space in various locations. Future minimum rental payments under the leases are as follows:

                   YEAR ENDED                        AMOUNT
                  DECEMBER 31,                   (IN THOUSANDS)
                  ------------                   --------------
                    2001                             $  838
                    2002                                700
                    2003                                368
                    2004                                 97
                    2005                                 81
                                                     ------
                                                     $2,084
                                                     ======


   Lease expenses were $0.5 million, $0.9 million and $1.4 million in 1998, 1999 and 2000, respectively.

   From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights and other intellectual property rights. In addition, from time to time, third parties assert patent infringement claims against the Company in the form of letters, lawsuits and other forms of communication. Currently, the Company is engaged in two lawsuits regarding patent and trademark issues.

   The Company is not currently aware of any legal proceedings or claims that the Company believes are likely to have a material adverse effect on the Company's financial position, results of operations or cash flows. However, the Company may incur substantial expenses in defending against third party claims. In the event of a determination adverse to the Company, the Company may incur substantial monetary liability, and be required to change its business practices. Either of these could have a material adverse effect on the Company's financial position, results of operations and cash flows.

NOTE 11 - ACQUISITIONS AND RELATED CHARGES:

   In February 2000, the Company acquired all of the outstanding shares and vested stock options of NetRidium Communications, Inc. for $5.3 million in cash, of which 10% was held by ESS until November 2000. NetRidium is a development stage company, which develops broadband communication products enabling high-speed networking over existing phone lines in the home. NetRidium's assets, liabilities and operating expenses were not material to the Company. The purchase price was allocated to assets acquired and liabilities assumed based upon the book value of NetRidium's current assets, equipment and liabilities, which management believes approximate their fair market value and independent appraisal for all other identifiable assets as follows:

                                                                         AMOUNT
                                                                     (IN THOUSANDS)
                                                                     --------------
In-process research and development                                     $ 2,625
Technical infrastructure                                                    797
Covenants not to complete                                                   730
Current assets, net of liabilities assumed                                1,105
Property and equipment                                                       75
                                                                        -------
                                                                          5,332
Less: Cash acquired from acquisition                                     (1,066)
                                                                        -------
Value of consideration for acquisition                                  $ 4,266
                                                                        =======

   The acquisition was recorded using the purchase method of accounting and accordingly, the results of operations and cash flows of such acquisition have been included from the date of acquisition. Acquired in-process research and development aggregating $2.6 million for the NetRidium acquisition was charged to operations in the second quarter of 2000. Technical infrastructure and covenants not to compete will be amortized over four years. In connection with the acquisition, the Company granted certain NetRidium employees stock options to purchase 500,000 shares of the Company's stock at $17.68 per share, the fair market value on the date of grant. In addition, certain employees of NetRidium have signed employment contracts, which, among other things, provide that if the employee stays with the Company for the four-year term of the employment agreement, the employee's stock options will have a value of at least $8.85 more than the exercise price when such options become exercisable. Approximately 428,000 of the options issued upon acquisition are subject to this guarantee. The Company is accordingly accruing the additional compensation expense over the four year term of the agreement. During 2000, the Company recorded approximately $0.9 million as compensation expense under this guarantee.

NOTE 12 - 401(K) PLAN:

   The Company has a 401(k) Plan (the "401(k) Plan"), which covers substantially all employees. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 10% of their compensation, subject to current statutory limitations. No contributions were made by the Company through December 31, 2000.

NOTE 13 - SUBSEQUENT EVENTS:

   In January 2001, the Company entered into an Asset Purchase Agreement to acquire certain assets from I-Computer Limited, a British Virgin Islands corporation. I-Computer Limited is in the business of developing video DVD and related entertainment and consumer products and extending such technology to educational and game applications. The asset purchase price of $1.8 million was paid on January 17, 2001.

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED):

   On February 13, 2001, the Company announced that its Board of Directors has authorized the Company to repurchase, at market prices and as market business conditions warrant, up to an additional two million shares of ESS common stock. The Company has more than 42 million shares of common stock outstanding. The stock will be repurchased on the open market from time to time at management's discretion. During the first semester of 2001, the Company repurchased 460,100 shares of Common Stock under this plan at an average price of $7.20 per share.

   In April 2001, the Company entered into a definitive agreement (the "Agreement") to acquire Silicon Analog Systems ("SAS") in a merger transaction to be accounted for as a purchase business combination. SAS is a Canadian start up company engaged in developing single chip solutions for wireless communications. This acquisition was consummated on April 12, 2001. The Company paid $1 million on the consummation date and will pay an additional $1 million one year from the consummation date. The total purchase price of $2 million along with $75 thousand of acquisition costs was primarily allocated to goodwill, based on an independent appraisal. The assets, liabilities and operating expenses for SAS are not material to the financial position or results of operations of the Company. The Company's results would not have been materially different if the acquisition occurred as of the beginning of the year.

   On July 24, 2001, Vialta was recapitalized, pursuant to which it separated its common stock into Class A common stock with 3.8 votes per share and Class B common stock with one vote per share. Upon exchange of 5,891,000 shares of common stock for Class B common stock, Vialta issued 589,000 additional shares of Class B common stock to non-ESS common stockholders. Besides the voting power, Class A and Class B stockholders have the same rights. Vialta authorized 30,000,000 shares of preferred stock and 400,000,000 shares of common stock, 100,000,000 shares of which are designated Class A common stock, 50,000,000 of which are designated Class B common stock and 250,000,000 of which are designated non-classified common stock.

   Effective as part of the spin-off transaction, ESS returned 9,839,000 shares of Class A common stock to Vialta at no cost. These shares are reserved by Vialta for issuance upon exercise of stapled stock options that were granted by Vialta to ESS optionees as part of the spin-off transaction.

   The table below summarizes the effects of the recapitalization and the spin-off on a pro forma basis as of June 30, 2001.

                                                                PRO FORMA
                                     PREFERRED                    COMMON       COMMON
                                       SHARES     CONVERSION      SHARES        SHARES    OUTSTANDING
CAPITAL STOCK                       OUTSTANDING     RATIO         CLASS A      CLASS B       TOTAL
-------------                       -----------   ----------    ----------     -------    -----------
Series A                               40,000       1 to 1         40,000           --       40,000
Series B - ESS owned                   20,000       1 to 1         20,000           --       20,000
Series B - Third party owned           31,000       1.1 to 1           --       34,100       34,100
                                       ------       --------       ------       ------       ------
                                       91,000                      60,000       34,100       94,100
Less: Shares returned to Vialta                                    (9,839)          --       (9,839)
Issuance of common stock upon
  exchange of third party owned
  common stock for Class B
  common stock                                                         --          589          589
Common stock outstanding                                              400        5,891        6,291
                                                                   ------       ------       ------
Total shares outstanding                                           50,561       40,580       91,141
                                                                   ======       ======       ======

On August 21, 2001, ESS completed the spin-off of Vialta by distributing to ESS shareholders all 50,561,000 shares of Vialta common stock held by ESS.

Financial Statement Schedule -- Valuation and Qualifying Accounts

             REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL SCHEDULE

To the Board of Directors of ESS Technology, Inc.

Our audits of the consolidated financial statements referred to in our report dated January 21, 2001, except for Note 2, as to which the date is April 21, 2001, appearing in this report on Form 8-K also included an audit of the financial statement schedule entitled valuation and qualifying, accounts included in this report on Form 8-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose
January 21, 2001, except for Note 2,
as to which the date is April 21, 2001

                                                                     SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)


                                                     ADDITIONS
                                        BALANCE AT   CHARGED TO              BALANCE AT
                                         BEGINNING   COSTS AND                 ENDING
                                        OF PERIOD     EXPENSES   DEDUCTIONS   OF PERIOD
                                        ----------   ----------  ----------  ----------
Year Ended December 31, 2000
    Allowance for doubtful accounts...   $ 2,459      $ 1,534      $1,600      $ 2,393
    Allowance for sales returns ......   $   315      $ 7,110      $6,505      $   920
    Inventory reserves ...............   $18,147      $10,636      $1,743      $27,040
Year Ended December 31, 1999
    Allowance for doubtful accounts...   $ 3,928      $    --      $1,469      $ 2,459
    Allowance for sales returns ......   $   315      $ 2,983      $2,983      $   315
    Inventory reserves ...............   $18,077      $ 1,724      $1,654      $18,147
Year Ended December 31, 1998
    Allowance for doubtful accounts...   $   986      $ 2,942      $   --      $ 3,928
    Allowance for sales returns ......   $   315      $   507      $  507      $   315
    Inventory reserves ...............   $20,784      $    --      $2,707      $18,077



                                       2